EXHIBIT 10.1

THE NEW YORK TIMES COMPANIES
SUPPLEMENTAL RETIREMENT AND INVESTMENT PLAN

AMENDMENT NO. 1
THIS INSTRUMENT made as of the 14th day of March, 2016, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).
W I T N E S S E T H
WHEREAS, the Company maintains The New York Times Companies Supplemental Retirement and Investment Plan, as restated in its entirety effective January 1, 2015 (the “Plan”) for the benefit of certain eligible employees; and
WHEREAS, pursuant to Section 12.01 of the Plan, the Committee has the authority to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to clarify the Plan’s administrative procedures regarding making or changing a deferral election;
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2016 as follows:

1.	The first sentence in Section 3.01 is hereby amended to read as follows:
“A Participant, subject to the limitations in Sections 3.06 and 3.07 of the Plan, may elect to have his or her subsequent Earnings reduced in accordance with election procedures established by the Plan Administrator.”

2.	Section 3.04 is hereby amended to read as follows:
“The percentages of Earnings as contributions designated by a Participant under Section 3.01 of the Plan automatically shall apply to increases and decreases in his or her Earnings. Subject to Sections 3.01 and 3.06 of the Plan, a Participant may change the percentage of his or her authorized payroll deduction and/or reduction of Earnings

(including suspension of all contributions) effective as of the beginning of the next payroll period during which such change can be implemented in accordance with the procedures adopted by the Plan Administrator.”

3.	The six sentence in Section 7.01 is hereby amended to read as follows:
“A withdrawal, whether from an After-Tax Account or Before-Tax Account, shall be made of the Valuation Date following the request, in accordance with procedures established by the Plan Administrator.”
IN WITNESS WHEREOF, the ERISA Management Committee of The New York Times Company has caused this amendment to be executed by a duly appointed member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE
By: /s/ R. Anthony Benten